Exhibit 10.1

EXECUTION VERSION

JOINDER AGREEMENT

THIS JOINDER AGREEMENT, dated as of March 30, 2012 (this “Agreement”), by and among each lender listed on the signature pages hereto as a Tranche C-3 Term Loan Lender (each a “Tranche C-3 Term Loan Lender” and collectively the “Tranche C-3 Term Loan Lenders”), EDUCATION MANAGEMENT LLC, a Delaware limited liability company, as Borrower (“Company”), EDUCATION MANAGEMENT HOLDINGS LLC, as a Guarantor (“Holdings”), CERTAIN SUBSIDIARIES OF HOLDINGS, as Guarantors, and BNP PARIBAS, as Administrative Agent and as Collateral Agent.

RECITALS:

WHEREAS, reference is hereby made to the Second Amended and Restated Credit and Guaranty Agreement, dated as of December 7, 2010 (as it may be amended, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Company, Holdings, CERTAIN SUBSIDIARIES OF HOLDINGS, as Guarantors, the Designated Subsidiary Borrowers party thereto from time to time, the Lenders party thereto from time to time, CREDIT SUISSE SECURITIES (USA) LLC, as Syndication Agent and BNP PARIBAS, as Administrative Agent and Collateral Agent; and

WHEREAS, subject to the terms and conditions of the Credit Agreement, Company may have New Term Loan Lenders provide New Term Loan Commitments by entering into one or more Joinder Agreements with New Term Loan Lenders.

WHEREAS, pursuant to the terms and conditions of the Credit Agreement, the Tranche C-3 Term Loan Lenders constitute New Term Loan Lenders and their commitments hereunder constitute New Term Loan Commitments.

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Each Tranche C-3 Term Loan Lender party hereto hereby agrees to commit to provide its respective Commitment as set forth on Schedule A annexed hereto, on the terms and subject to the conditions set forth below:

Each Tranche C-3 Term Loan Lender (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Joinder Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes Administrative Agent and Syndication Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to Administrative Agent and Syndication Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

Each Tranche C-3 Term Loan Lender hereby agrees to make its Tranche C-3 Term Loan Commitment on the following terms and conditions:

1.	Applicable Margin. The Applicable Margin for the Tranche C-3 Term Loans shall mean, as of any date of determination (a) with respect to Tranche C-3 Term Loans that are Eurodollar Rate Loans, 7.00% per annum and (b) with respect to Tranche C-3 Term Loans that are Base Rate Loans, 6.00% per annum. Notwithstanding anything in the Credit Agreement to the contrary, the minimum Adjusted Eurodollar Rate applicable to the Tranche C-3 Term Loans at any time shall be 1.25% per annum.

2.	Original Issue Discount. The gross proceeds required to be funded by each Tranche C-3 Term Loan Lender with respect to its Tranche C-3 Term Loan shall be equal to 97% of the principal amount of such Tranche C-3 Term Loan.

3.	Principal Payments. Company shall make principal payments on the Tranche C-3 Term Loans in installments on the dates and in the amounts set forth in Section 2.12 of the Credit Agreement; provided, that the initial Installment Date in respect of the Tranche C-3 Term Loans shall be June 30, 2012.

4.	Voluntary and Mandatory Prepayments. Scheduled installments of principal of the Tranche C-3 Term Loans shall be reduced in connection with any voluntary or mandatory prepayments of the Tranche C-3 Term Loans in accordance with Sections 2.12, 2.13 and 2.14 of the Credit Agreement respectively.

5.	Voluntary Prepayment Premium. Voluntary prepayments of the Tranche C-3 Term Loans on or prior to the second anniversary of the date that the Tranche C-3 Term Loans are funded (the “Effective Date”) shall be accompanied by payment of the Make-Whole Premium. After the second anniversary of the Effective Date, the Tranche C-3 Term Loans shall be prepayable pursuant to Section 2.13(a) of the Credit Agreement.

For purposes hereof, the following terms shall have the meanings set forth below:

“Comparable Treasury Issue” means the United States Treasury security selected by a Reference Treasury Dealer appointed by the Administrative Agent after consultation with Company as having a maturity nearest to the second anniversary of the Effective Date that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining period prior to the second anniversary of the Effective Date; provided that if the period from such date to the second anniversary of the Effective Date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Comparable Treasury Price” means, for any date, (a) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such date, as set forth in the most recently published statistical release designated “H.15(519)” (or any successor release) published by the Board of Governors of the Federal Reserve System of the United States of America and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities”, or (b) if such release (or any successor release) is not published or does not contain such prices on such Business Day, the average of the Reference Treasury Dealer Quotations for such date or, if only one Reference Treasury Dealer Quotation is received, such quotation.

“Make-Whole Premium” shall mean, with respect to any voluntary prepayment of Tranche C-3 Term Loans occurring on or prior to the second anniversary of the Effective Date, an amount equal to the sum of the present value as of such date of all interest that would have accrued on the principal amount of such Tranche C-3 Term Loans so prepaid from such date through the second anniversary of the Effective Date, in each case computed using a discount rate equal to the Treasury Rate (determined as of the Business Day prior to such date) plus 0.50%, and discounted in accordance with accepted financial practice. For purposes of clause (a)(ii) of this definition, the amount of interest that would have accrued shall be calculated using the interest rate for such principal amount of such Tranche C-3 Term Loans in effect as of the date of such prepayment.

“Reference Treasury Dealer” means each of an Affiliate of the Administrative Agent that is a primary United States Government securities dealer in New York City designated by the Administrative Agent and one other primary United States Government securities dealer in New York City designated by the Administrative Agent with the consent of Company (each a “Primary Treasury Dealer”); provided that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Administrative Agent, with the consent of Company, shall select another Primary Treasury Dealer to act as Reference Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and on any date, the average, as determined by the Administrative Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Administrative Agent by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third Business Day preceding such date.

“Treasury Rate” means, for any date, the rate per annum equal to the yield to maturity of the Comparable Treasury Issue, compounded semi-annually, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such date.

6.	Financial Covenants. For purpose of compliance with Section 6.10 of the Credit Agreement in respect of the Tranche C-3 Term Loans for any Test Period ending after June 30, 2016 (a) the maximum Total Leverage Ratio permitted pursuant to clause (a) thereof shall be 3.50:1 and (b) the minimum Interest Coverage Ratio permitted pursuant to clause (b) thereof shall be 2.75:1.

7.

Tranche C-3 Term Loan Maturity Date. All amounts owed in respect of the Tranche C-3 Term Loans shall be repaid no later than the date that is six years from the Effective Date; provided, however, that such maturity shall be accelerated to 91 days prior to the maturity date of the 8  3/4 Senior Notes due June 1, 2014 (“Senior Notes”) in the event that the Senior Notes are not repaid in full or extended, renewed or refinanced with a Permitted Refinancing pursuant to Section 6.3(r) of the Credit Agreement on or prior to March 1, 2014, which Permitted Refinancing will not mature or require any scheduled amortization or payments of principal prior to the date that is 91 days after the latest occurring Term Loan Maturity Date.

8.	Proposed Borrowing. This Agreement represents Company’s request to borrow Tranche C-3 Term Loans from the Tranche C-3 Term Loan Lenders as follows (the “Proposed Borrowing”):

a.	Business Day of Proposed Borrowing: the Effective Date

b.	Amount of Proposed Borrowing: $350,000,000

c. Interest rate option:	☐ ☒	a. Base Rate Loan(s) b. Eurodollar Rate Loans with an initial Interest Period of thee month

9.	Tranche C-3 Term Loan Lenders. Each Tranche C-3 Term Loan Lender acknowledges and agrees that upon its execution of this Agreement and the making of Tranche C-3 Term Loans that such Tranche C-3 Term Loan Lender shall become a “Lender” under, and for all purposes of, the Credit Agreement and the other Credit Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder.

10.	Credit Agreement Governs. Except as set forth in this Agreement, Tranche C-3 Term Loans shall otherwise be subject to the provisions of the Credit Agreement and the other Credit Documents.

11.	Company’s Certifications. By its execution of this Agreement, the undersigned officer, to the best of his or her knowledge, and Company hereby certify that:

i.	The representations and warranties contained in the Credit Agreement and the other Credit Documents that are qualified by materiality are true and correct, and the representations and warranties that are not so qualified are true and correct in all material respects, in each case on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date;

ii.	No event has occurred and is continuing or would result from the consummation of the Proposed Borrowing contemplated hereby that would constitute a Default or an Event of Default; and

iii.

This Agreement shall constitute a Credit Document for all purposes of the Credit Agreement and the other Credit Documents. Each of the Borrowers and Guarantors acknowledges and agrees that any of the Credit Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable (except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity) and shall not be impaired or limited by the execution or effectiveness of this Agreement.

12.	Company Covenants. By its execution of this Agreement, Company hereby covenants that:

i.	Company shall deliver or cause to be delivered legal opinions of: (i) Simpson Thacher & Bartlett LLP, special counsel for Credit Parties and (ii) in-house counsel for Company, in each case dated as of the date hereof and covering such matters as the Administrative Agent may reasonably request in respect of this Agreement and otherwise in form and substance reasonably satisfactory to Administrative Agent;

ii.	Set forth on the attached Officers’ Certificate are the calculations (in reasonable detail) demonstrating compliance with the financial tests described in Section 6.10 of the Credit Agreement; and

iii	Company shall pay all the actual and reasonable costs and expenses of Agents in connection with the preparation, negotiation, execution and administration of this Agreement, including the reasonable fees, expenses and disbursements of counsel to Agents in connection therewith, all in accordance with Section 10.2 of the Credit Agreement.

iv	Company shall apply the proceeds of the Tranche C-3 Term Loans only to (a) repay in full all Tranche C Term Loans that mature on June 1, 2013, (b) to fund cash on the balance sheet of the Company and (c) for other general corporate purposes.

13.	Eligible Assignee. By its execution of this Agreement, each Tranche C-3 Term Loan Lender represents and warrants that it is an Eligible Assignee.

14.	Notice. For purposes of the Credit Agreement, the initial notice address of each Tranche C-3 Term Loan Lender shall be as set forth below its signature below.

15.	Non-US Lenders. For each Tranche C-3 Term Loan Lender that is a Non-US Lender, delivered herewith to Administrative Agent are such forms, certificates or other evidence with respect to United States federal income tax withholding matters as such Tranche C-3 Term Loan Lender may be required to deliver to Administrative Agent pursuant to subsection 2.20(c) of the Credit Agreement.

16.	Recordation of the Tranche C-3 Term Loans. Upon execution and delivery hereof, Administrative Agent will record the Tranche C-3 Term Loans made by Tranche C-3 Term Loan Lenders in the Register.

17.	Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

18.	Entire Agreement. This Agreement, the Credit Agreement and the other Credit Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

19.	GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF. EACH NEW TERM LOAN LENDER HEREBY AGREES TO WAIVE ITS REPECTIVE RIGHTS TO TRIAL BY JURY IN ANY CLAIM OR CAUSE OF ACTION (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING UNDER THIS AGREEMENT OR ANY DEALINGS BETWEEN THE PARTIES HERETO RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT OR THE LENDER/BORROWER RELATIONSHIP BEING ESTABLISHED. EACH NEW TERM LOAN LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE PROVISIONS OF THIS AGREEMENT. EACH NEW TERM LOAN LENDER WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDINGS BROUGHT IN ANY SUCH COURT, AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

20.	Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

21.	Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Joinder Agreement as of the date first above written.

Bank of America, N.A.

By:
Name:
Title:

Notice Address:
Attention:
Telephone:
Facsimile

EDUCATION MANAGEMENT LLC

By:
Name:
Title:

EDUCATION MANAGEMENT HOLDINGS LLC

By:
Name:
Title:

EDUCATION MANAGEMENT FINANCE CORP.

By:
Name:
Title:

ACADEMIC REVIEW, INC.

ASSOCIATION FOR ADVANCED TRAINING IN THE BEHAVIORAL SCIENCES

ARGOSY UNIVERSITY FAMILY CENTER, INC.

BROWN MACKIE HOLDING COMPANY

THE CONNECTING LINK, INC.

EDMC MARKETING AND ADVERTISING, INC.

EDMC AVIATION, INC.

HIGHER EDUCATION SERVICES, INC.

MCM UNIVERSITY PLAZA, INC.

By:
Name:
Title:

AID RESTAURANT, INC.

By:
Name:
Title:

AIH RESTAURANT, INC.

By:
Name:
Title:

AIIM RESTAURANT, INC.

By:
Name:
Title:

Consented to by:

BNP PARIBAS,

as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

SCHEDULE A

TO JOINDER AGREEMENT

Name of Lender	Type of Commitment	Amount
Bank of America, N.A.	Tranche C-3 Term Loan Commitment		$350,000,000

		Total: $	350,000,000